Exhibit 10.2
Execution Copy
ASSUMPTION, CONTRIBUTION AND INDEMNIFICATION AGREEMENT
     THIS ASSUMPTION, CONTRIBUTION AND INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into by and between Energy Transfer Partners, L.P., a Delaware limited partnership (“Energy Transfer”), and Regency Energy Partners LP, a Delaware limited partnership (“Regency”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, ETP-Regency Midstream Holdings, LLC (“Buyer”) has entered into that certain Purchase Agreement, dated March 22, 2011 (the “Purchase Agreement”), providing for the purchase from Louis Dreyfus Highbridge Energy LLC (“Seller”) by Buyer of all of the issued and outstanding membership interests in LDH Energy Asset Holdings LLC (the “Company”); and
     WHEREAS, pursuant to that certain Guarantee, dated March 22, 2011 (the “Guarantee”), by Energy Transfer in favor of Seller, Energy Transfer has guaranteed the performance of all of Buyer’s obligations under the Purchase Agreement; and
     WHEREAS, Regency wishes to assume Regency’s Pro Rata Share (as defined below) of the liabilities and obligations undertaken by, reimburse Energy Transfer for Regency’s Pro Rata Share of any payments made by, and indemnify Energy Transfer for Regency’s Pro Rata Share of any Damages incurred or suffered by, Energy Transfer in connection with Energy Transfer’s guarantee pursuant to the Guarantee;
     NOW THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, Energy Transfer and Regency do hereby agree as follows, intending to be legally bound:
     1. Assumption, Contribution and Indemnification. Regency, for itself and its successors and assigns, hereby agrees, without duplication and solely to the extent that Regency has not otherwise paid and/or contributed its Pro Rata Share thereof, (a) to assume Regency’s Pro Rata Share of any liabilities or obligations assumed or undertaken by Energy Transfer pursuant to the Guarantee, (b) to reimburse, or to cause to be reimbursed, Energy Transfer for Regency’s Pro Rata Share of any and all payments made by Energy Transfer pursuant to the Guarantee and (c) to indemnify Energy Transfer and its Affiliates (provided that Buyer shall not be deemed an Affiliate of Energy Transfer for the purposes of this clause (c)) against, and to hold them harmless from, Regency’s Pro Rata Share of any and all Damages actually incurred or suffered by Energy Transfer or any of its Affiliates to the extent relating to or arising out of Energy Transfer’s obligations under the Guarantee. For purposes of this Agreement, “Regency’s Pro Rata Share” shall mean a percentage equal to Regency’s percentage membership interest in Buyer at the time any such liability or obligation is assumed or undertaken, payment is made, or Damages are incurred or suffered by Energy Transfer.
     2. Assignment. Regency shall not sell, assign or otherwise transfer any interest in Buyer (a) without the prior written consent of Energy Transfer and (b) unless the transferee has expressly assumed all of Regency’s obligations hereunder pursuant to a written instrument acceptable to Energy Transfer.
     3. General Provisions.
     3.1 Successors and Assigns. Subject to the provisions hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and assigns.
     3.2 Construction. All section headings used herein are for reference and identification purposes only and are not intended to, and shall not under any circumstances, serve to alter, amend, amplify, vary, or limit the express provisions hereof. In the event that any provisions of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provisions herein which shall remain in full force and effect.
     3.3 Governing Law; Consent to Jurisdiction.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.
          (b) THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF DALLAS FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
     3.4 Further Assurances. The parties hereby agree, each at its own expense, to perform all such further acts and execute and deliver all such further agreements, instruments and other documents as the other party shall reasonably request to evidence more effectively Regency’s obligations under this Agreement.
     3.5 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by either party (each a “Notice”) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) delivered by prepaid overnight courier service, or (iv) delivered by confirmed facsimile transmission to the parties at the following addresses (or at such other addresses as shall be specified by the parties by similar notice):
If to Regency:
Regency Energy Partners LP
2001 Bryan St., Suite 3700
Dallas, TX 75201
Attention: General Counsel
Fax: (214) 840-5208
If to Energy Transfer:
Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
Attention: General Counsel
Facsimile: (214) 981-1001
Notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by facsimile transmission, when the answer back is received.
     3.6 Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed effective as of 22nd day of March, 2011.

REGENCY ENERGY PARTNERS LP,
a Delaware limited partnership

By: Regency GP LP, it general partner

By: Regency GP LLC, its general partner

By:	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Executive Vice President, Chief Legal Officer and Secretary

ENERGY TRANSFER PARTNERS, L.P.,
a Delaware limited partnership

By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners GP, L.L.C., its general partner

By:	/s/ Michael D. Smith
Name: Michael D. Smith
Title: Vice President — Mergers and Acquisitions
Assumption and Indemnification Agreement